UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DRAGONFLY ENERGY HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computer on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DRAGONFLY ENERGY HOLDINGS CORP.

12915 Old Virginia Road

Reno, Nevada 89521

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Dragonfly Energy Holdings Corp. (the “Company”), which will be held on Friday, April 25, 2025, at 12:00 p.m., Eastern Time. The Special Meeting will be held via the Internet. Stockholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at http://www.web.viewproxy.com/DFLISM/2025. You will be able to attend the Special Meeting by first registering at http://www.web.viewproxy.com/DFLISM/2025. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the Special Meeting in person.

The Special Meeting is being held for the following purposes:

●	To approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock underlying certain penny warrants issued or to be issued by the Company (“Proposal 1”);

●	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock underlying shares of Series A Convertible Preferred Stock issued by the Company pursuant to the Securities Purchase Agreement, dated February 26, 2025, by and between the Company and the investor named therein (“Proposal 2”);

●	To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 250,000,000 to 400,000,000 (“Proposal 3”); and

●	To approve the adjournment of the Special Meeting in the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposals 1, 2 and 3 are insufficient to approve such proposals (the “Adjournment Proposal”).

Please complete, sign and return the proxy card whether or not you plan to attend the Special Meeting. Alternatively, you may vote online at http://www.web.viewproxy.com/DFLISM/2025. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Special Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

On behalf of the Company’s board of directors and the employees of the Company, we thank you for your continued support and look forward to speaking with you at the Special Meeting.

By:	/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-612-8937

Notice of Special Meeting of Stockholders

Date:	April 25, 2025

Time:	12:00 p.m., Eastern Time

Place:	The Special Meeting will be held via the Internet. Stockholders will be able to listen, vote and submit questions regardless of location via the Internet at http://www.web.viewproxy.com/DFLISM/2025. You will be able to attend the Annual Meeting by first registering at http://www.web.viewproxy.com/DFLISM/2025. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date.

At the Special Meeting, we will ask you:

1.	To approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock underlying certain penny warrants issued or to be issued by the Company (“Proposal 1”);

2.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock underlying shares of Series A Convertible Preferred Stock issued by the Company pursuant to the Securities Purchase Agreement, dated February 26, 2025, by and between the Company and the investor named therein (“Proposal 2”);

3.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 250,000,000 to 400,000,000 (“Proposal 3”); and

4.	To approve the adjournment of the Special Meeting in the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposals 1, 2 and 3 are insufficient to approve such proposals (the “Adjournment Proposal”).

You may vote at the Special Meeting (or any adjournment or postponement of the Special Meeting) if you were a stockholder of the Company at the close of business on March 18, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

By Order of the Board of Directors,

/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Reno, Nevada

March , 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2025: Our Proxy Statement for the Special Meeting of Stockholders is available at http://www.web.viewproxy.com/DFLISM/2025.

You are cordially invited to attend the Special Meeting via live webcast by visiting http://www.web.viewproxy.com/DFLISM/2025. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board of Directors urges you to vote over the Internet by going to http://www.web.viewproxy.com/DFLISM/2025 or by telephone by calling Alliance Advisors at (866) 612-8937 or to sign, date and mark the proxy card promptly and return it to the Company. Voting over the Internet or by telephone or by returning the proxy card will not prevent you from voting at the virtual Special Meeting. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

DRAGONFLY ENERGY HOLDIGS CORP.

PROXY STATEMENT

FOR THE APRIL 25, 2025 SPECIAL MEETINFG OF SHAREHOLDERS

General

Dragonfly Energy Holdings Corp., or Dragonfly, is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Dragonfly Energy Holdings Corp. The term “Special Meeting” as used in this proxy statement refers to the Special Meeting of Stockholders and includes any adjournment or postponement of the Special Meeting.

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials online at http://www.web.viewproxy.com/DFLISM/2025, where you can access this proxy statement for the Special Meeting and our proxy card. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Board of Directors (the “Board”) is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Special Meeting, or you may vote online at http://www.web.viewproxy.com/DFLISM/2025. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Special Meeting are dated March , 2025. If you owned shares of common stock of Dragonfly at the close of business on March 18, 2025 (the “Record Date”), you are entitled to vote at the Special Meeting, as set out below. Each share of common stock is entitled to one vote per share. On the Record Date, there were shares of common stock outstanding.

The Special Meeting will be held in a virtual meeting format only. The Special Meeting will convene on April 25, 2025, at 12:00 p.m. Eastern Time. In order to participate in the Special Meeting live via the Internet, you must register at http://www.web.viewproxy.com/DFLISM/2025 by 11:59 p.m. Eastern Time by April 24, 2025. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of proxy materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Special Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Special Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.web.viewproxy.com/DFLISM/2025.

On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by logging in using the event password you received via email in your registration confirmation at http://www.web.viewproxy.com/DFLISM/2025.

The Special Meeting can be accessed by visiting http://www.web.viewproxy.com/DFLISM/2025, where you will be able to listen to the meeting live, submit questions and vote online. You will need the virtual control number. As part of the Special Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Special Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any technical difficulties accessing the Special Meeting live audio webcast during the meeting time, there will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 11:45 a.m. Eastern Time on April 25, 2025, the day of the Special Meeting, so that any technical difficulties may be addressed before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

Even if you plan to attend the live webcast of the Special Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Special Meeting.

Purpose Of Special Meeting

At the Annual Meeting, you will be asked to vote:

●	To approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock underlying certain penny warrants issued or to be issued by the Company (“Proposal 1”);

●	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock underlying shares of Series A Convertible Preferred Stock issued by the Company pursuant to the Securities Purchase Agreement, dated February 26, 2025, by and between the Company and the investor named therein (“Proposal 2”);

●	To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 250,000,000 to 400,000,000 (“Proposal 3”); and

●	To approve the adjournment of the Special Meeting in the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposals 1, 2 and 3 are insufficient to approve such proposals (the “Adjournment Proposal”).

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of one-third of the voting power of the outstanding shares of capital stock entitled to vote at the Special Meeting as of the Record Date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. We will include proxies marked as abstentions, withheld votes, and broker non-votes to determine the number of shares present at the Special Meeting.

Voting Rights

Holders of our common stock are entitled to one vote at the Special Meeting for each share of the common stock that he or she owned as of the Record Date.

You may vote your shares at the Special Meeting via live webcast, by phone, over the Internet or by proxy. If you wish to vote your shares electronically at the Special Meeting, there will be a live link provided during the Special Meeting (you will need the virtual control number assigned to you).

To vote over the Internet, you must go to http://www.web.viewproxy.com/DFLISM/2025. To vote by phone, please call (866) 612-8937. To vote by proxy, complete, sign and return the proxy card in the enclosed postage-paid envelope. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your proxy will vote your shares “FOR” the approval of Proposal 1; “FOR” the approval of Proposal 2; “FOR” the approval of Proposal 3; and “FOR” the Adjournment Proposal. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Special Meeting, other than those listed in the Notice of the Special Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Assuming that a quorum is present, the following votes will be required to approve each proposal:

●	With respect to Proposals 1, 2 and the Adjournment Proposal, the affirmative vote of the holders of a majority of the voting power of the total votes cast is required to approve Proposals 1, 2 and the Adjournment Proposal. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of Proposals 1, 2 and the Adjournment Proposal.

●	With respect to Proposal 3, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares as of the Record Date and entitled to vote at the Special Meeting is required to approve Proposal 3. As a result, abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” Proposal 3. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Pursuant to terms of the First Support Agreement and the Second Support Agreement (each as defined herein), Denis Phares, our President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board, has agreed to vote in favor of Proposal 1 and Proposal 2. As of the Record Date,          shares of common stock, representing       % of our issued and outstanding common stock, were subject to the First Support Agreement and Second Support Agreement.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

The Board has determined that a vote in favor of the foregoing proposals is in the best interests of Dragonfly and our stockholders and unanimously recommends a vote “FOR” the approval of Proposal 1; “FOR” the approval of Proposal 2; “FOR” the approval of Proposal 3; and “FOR” the Adjournment Proposal.

The Board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Broker Non-Votes

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations) but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe that Proposal 3 and the Adjournment Proposal are likely to be considered “routine” items. This means that brokers may vote using their discretion on such proposals on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe Proposals 1 and 2 are likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approval of Proposal 3 and the Adjournment Proposal are deemed by the New York Stock Exchange to be “non-routine” matters, brokers will not be permitted to vote on Proposal 3 and the Adjournment Proposal if the broker has not received instructions from the beneficial owner.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by attending the Special Meeting and voting online even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Alliance Advisors LLC by phone at (866) 612-8937, or re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

●	filing a letter with our Secretary revoking the proxy;

●	submitting another signed proxy with a later date; or

●	attending the Special Meeting and voting online.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Special Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Dragonfly.

Solicitation of Proxies

We will pay the costs of soliciting proxies from our stockholders, directors, officers or employees. Dragonfly may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

We have also retained Alliance Advisors LLC to assist us in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of us from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors LLC are anticipated to be approximately $12,000, and we will reimburse their out-of-pocket expenses. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to securities held by that person that are currently exercisable or exercisable within 60 days of the Record Date (“Presently Exercisable Securities”), if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

The table reflects         shares common stock outstanding as of the Record Date plus any shares issuable upon exercise of Presently Exercisable Securities held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Dragonfly Energy Holdings Corp., 12915 Old Virginia Road, Reno, Nevada 89521.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Holders:
Dynavolt Technology (HK) Ltd. (1)		%
Named Executive Officers and Directors:
Dr. Denis Phares (2)(3)		%
Sean Nichols (2)		%
John Marchetti (4)		%
Wade Seaburg (5)		%
Tyler Bourns (6)		%
Luisa Ingargiola (7)		%
Brian Nelson (8)		%
Perry Boyle		%
Jonathan Bellows		%
Rick Parod		%
Karina Montilla Edmonds		%
All Executive Officers and Directors as a group (10 persons):		%

* Less than one percent.

(1)	Based on the Schedule 13D filed by Dynavolt Technology (HK) Ltd. (“Dynavolt”) on October 12, 2022. The business address of Dynavolt is Flat/Room 02-03 26/F, Bea Tower Millennium City 5, 418 Kwun Tong Road, Kwun Tong, Hong Kong.

(2)	Excludes 25,000,000 shares of common stock not yet payable as the earnout contingencies have not yet been met and will not be met within 60 days of March 18, 2025.

(3)	Includes (i) shares held on behalf of the Phares 2021 GRAT dated July 9, 2021, of which Dr. Phares is the trustee, and (ii) shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 18,2 025.

(4)	On April 19, 2024, Mr. Marchetti’s employment with us was terminated. As a result, his vested options were forfeited and his unvested options were terminated on such date.

(5)	Includes shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 18, 2025.

(6)	Includes shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 18, 2025.

(7)	Includes shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 18, 2025.

(8)	Includes shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 18, 2025.

PROPOSAL 1

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(B) AND 5635(D), OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK UNDERLYING CERTAIN PENNY WARRANTS ISSUED OR TO BE ISSUED BY THE COMPANY

Background and Description of Proposal

As further described below, in private placement offerings on October 7, 2022, December 29, 2023, May 13, 2024, June 28, 2024, September 30, 2024, December 31, 2024, February 25, 2025, and from time to time in connection with our usage of our ChEF Equity Facility (as defined below), we issued the following to our Term Loan Lenders (as defined below): (i) penny warrants (the “Original Penny Warrants”) exercisable for 65,895 shares of common stock (the “Original Shares”); (ii) penny warrants (the “December 2023 Penny Warrants”) exercisable for 142,965 shares of common stock (the “December 2023 Waiver Shares”); (iii) penny warrants (the “May 2024 Penny Warrants”) exercisable for 283,334 shares of common stock (the “May 2024 Waiver Shares”); (iv) penny warrants (the “June 2024 Penny Warrants”) exercisable for 233,335 shares of common stock (the “June 2024 Waiver Shares”); (v) penny warrants (the “September 2024 Penny Warrants”) exercisable for 333,334 shares of common stock (the “September 2024 Waiver Shares”); (vi) penny warrants (the “December 2024 Penny Warrants”) exercisable for 350,000 shares of common stock (the “December 2024 Waiver Shares”); (vii) penny warrants (the “February 2025 Penny Warrants”) exercisable for 330,000 shares of common stock (the “February 2025 Waiver Shares”); and (viii) penny warrants (the “Anti-Dilution Warrants”, together with the Original Penny Warrants, the December 2023 Penny Warrants, the May 2024 Penny Warrants, the June 2024 Penny Warrants, the September 2024 Penny Warrants, the December 2024 Penny Warrants and the February 2025 Penny Warrants, the “Warrants”) exercisable for 3,295 shares of common stock (the “Anti-Dilution Shares”, and together with the Original Shares, the December 2023 Waiver Shares, the May 2024 Waiver Shares, the June 2024 Waiver Shares, the September 2024 Waiver Shares, the December 2024 Waiver Shares and the February 2025 Waiver Shares, the “Warrant Shares”).

The Private Placements

Original Private Placement

On October 7, 2022, we entered into a Term Loan Guarantee and Security Agreement, dated as of October 2022, as amended July 1, 2024 (the “Term Loan Agreement”) by and among us, the lenders signatory thereto (the “Term Loan Lenders”) and Alter Domus (US), LLC, setting forth the terms of our Term Loan. The Term Loan Agreement provided for a one-time issuance of the Original Penny Warrants to purchase up to 288,118 Original Shares, at an exercise price of $0.09 per share, in connection with the entry into the Term Loan Agreement. The Original Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance. As of the Record Date, 221,814 shares of common stock have been issued upon exercise of the Original Penny Warrants.

December 2023 Private Placement

On December 29, 2023, we received a waiver (the “December 2023 Waiver”) from the Term Loan Lenders in regards to our compliance with the fixed charge coverage ratio and maximum senior leverage ratio with respect to the minimum cash requirements (the “Tests”) under Term Loan Agreement, as of the last day of the quarter ended December 31, 2023. The December 2023 Waiver provided for a one-time issuance of the December 2023 Penny Warrants to purchase up to 142,964 December 2023 Waiver Shares, at an exercise price of $0.09 per share, in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2023. The December 2023 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance. As of the Record Date, no December 2023 Penny Warrants have been exercised.

May 2024 Private Placement

On May 13, 2024, we received a waiver (the “May 2024 Waiver”) from the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended March 31, 2024. The May 2024 Waiver provided for a one-time issuance of the May 2024 Penny Warrants to purchase up to 283,334 May 2024 Penny Warrant Shares, at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended March 31, 2024. The May 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance. As of the Record Date, no May 2024 Penny Warrants have been exercised.

June 2024 Private Placement

On June 28, 2024, we received a limited waiver from and entered into the first amendment to the Term Loan Agreement (the “First Amendment”) with the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended June 30, 2024. The First Amendment provided for a one-time issuance of the June 2024 Penny Warrants to purchase up to 233,334 June 2024 Waiver Shares, at an exercise price of $0.09 per share, in connection with the Term Loan Lender’s agreement to waive the Tests under the Term Loan for the quarter ended June 30, 2024. The June 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance. As of the Record Date, no June 2024 Penny Warrants have been exercised.

September 2024 Private Placement

On September 30, 2024, we received a limited waiver from and entered into the third amendment to the Term Loan Agreement (the “Third Amendment”) with the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended September 30, 2024. The Third Amendment provided for a one-time issuance of the September 2024 Penny Warrants to purchase up to 333,334 September 2024 Waiver Shares, at an exercise price of $0.09 per share, in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended September 30, 2024. The September 2024 Penny Warrants were immediately exercisable upon issuance and will expire ten years from the date of issuance. As of the Record Date, no September 2024 Penny Warrants have been exercised.

December 2024 Private Placement

On December 31, 2024, we received a limited waiver from and entered into the fourth amendment to the Term Loan Agreement (the “Fourth Amendment”) with the Term Loan Lenders in regards to our compliance with the Tests as of the last day of the quarter ended December 31, 2024. The Fourth Amendment provided for a one-time issuance of the December 2024 Penny Warrants to purchase up to 350,000 December 2024 Waiver Shares, at an exercise price of $0.01 per share, in connection with the Term Loan Lenders’ agreement to waive the Tests under the Term Loan for the quarter ended December 31, 2024. The December 2024 Penny Warrants will become exercisable upon receipt of the Warrant Issuance Shareholder Approval (as defined below) from our stockholders and will expire ten years from the date of issuance.

Under the Fourth Amendment, the Term Loan Lenders agreed to temporarily suspend the their rights under Section 4(b) of the Warrants to receive additional warrant shares in connection with the issuances by us of shares of common stock pursuant to the ChEF Equity Facility during the period from December 31, 2024 through the earliest of (x) the Warrant Issuance Shareholder Approval, (y) the occurrence of a Change of Control (as defined in the Term Loan Agreement), or (z) December 31, 2025.

February 2025 Private Placement

On February 26, 2025, we received a limited waiver from and entered into the fifth amendment to the Term Loan Agreement (the “Fifth Amendment”) with the Term Loan Lenders as a condition precedent to the closing of the Initial Offerings (as defined below). The Fifth Amendment provided for a one-time issuance of the February 2025 Penny Warrants to purchase up to 330,000 February 2025 Waiver Shares, at an exercise price of $0.01 per share, in connection with the Term Loan Lenders’ agreement to waive the antidilution provisions in the existing Warrants held by the Term Loan Lenders with respect to the shares of Series A Preferred Stock issued at the closing of the Registered Direct Offering and the initial closing of the Private Placement (each as defined below). The February 2025 Penny Warrants will become exercisable upon receipt of the Warrant Issuance Shareholder Approval from our stockholders and will expire ten years from the date of issuance.

Warrant Issuance Shareholder Approval and Support Agreement

Pursuant to the Fourth and Fifth Amendments, we agreed to use commercially reasonable efforts to obtain shareholder approval for the issuance of up to 3,130,000 shares of common stock underlying the Warrants issued to the Term Loan Lenders on and after the date of the Fourth and Fifth Amendments, in accordance with Rules 5635(b) and 5635(d) of the Nasdaq Stock Market (the “Warrant Issuance Shareholder Approval”). Additionally, in connection with the Fourth and Fifth Amendments, we entered into a support agreement on December 31, 2024, as amended on February 26, 2025, with Dr. Phares (as amended, the “First Support Agreement”), pursuant to which he agreed to (i) be present at any meeting of our stockholders and (ii) vote in favor of a proposal to obtain the Warrant Issuance Shareholder Approval. As of the Record Date,     shares of common stock, representing      % of our issued and outstanding common stock, were subject to the First Support Agreement.

Anti-Dilution Private Placements

Consistent with the equity facility letter agreement dated May 15, 2022 between Dragonfly Energy Corp., our wholly-owned direct subsidiary (“Legacy Dragonfly”) and CCM Investments 5 LLC, an affiliate of CCM LLC (defined below), we entered into a purchase agreement (the “Chardan Purchase Agreement”) and a Registration Rights Agreement (the “ChEF RRA”) with Chardan Capital Markets LLC, a New York limited liability company (“CCM”), on October 7, 2022. Pursuant to and on the terms of the Chardan Purchase Agreement, we have the right to sell and direct CCM to purchase an amount of shares of our common stock, up to a maximum aggregate purchase price of $150 million, from time to time, over the term of the equity facility (the “ChEF Equity Facility”).

The Warrants have specified anti-dilution protection against subsequent equity sales or distributions, subject to certain exclusions including that such anti-dilution adjustments need not be made with respect to issuances of common stock pursuant to the ChEF Equity Facility sold at a per share price above $45.00 per share of common stock (as adjusted as a result of the reverse stock split) (subject to further adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of the Chardan Purchase Agreement). Since the entry into the Term Loan Agreement and through December 31, 2024, we issued Anti-Dilution Warrants to purchase 3,295 shares of common stock to the Term Loan Lenders in accordance with the anti-dilution provisions of the Warrants with respect to certain sales made by us under the ChEF Equity Facility. Anti-Dilution Warrants to purchase 2,822 shares of common stock that were issued prior to November 22, 2024 have an exercise price of $0.09 per share. Anti-Dilution Warrants to purchase 473 shares of common stock that were issued after November 22, 2024 have an exercise price of $0.01 per share. The Anti-Dilution Warrants were immediately exercisable upon issuance and will expire ten years from each date of issuance.

Requirement to Seek Stockholder Approval

As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rules 5635(b) and 5635(d). Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq Minimum Price”) if such issuance would result in the issuance of more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the agreements related to such issuance (the “Exchange Limit”).Rule 5635(b) requires us to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company.

As contemplated by the Fourth and Fifth Amendments, we agreed to hold the Special Meeting for the purpose of soliciting the holders of our common stock to vote to approve, and to seek approval for, the issuance of up to 3,130,000 shares of common stock underlying the Warrants issued to the Term Loan Lenders on and after the date of the Fourth and Fifth Amendments, in accordance with Rules 5635(b) and 5635(d) of the Nasdaq Stock Market, thereby removing the Exchange Limit.

Effect of Removing Exchange Limit

Upon obtaining the stockholder approval requested in this Proposal 1, we would no longer be bound by the Exchange Limit restriction on issuances of common stock underlying the Warrants to the Term Loan Lenders. If this Proposal 1 is approved by our stockholders, we would be able to issue more than the original Exchange Limit with respect to the Warrants (or 4,983,187 shares) to the Term Loan Lenders under the Term Loan Agreement at a price less than the Nasdaq Minimum Price. As of the Record Date, the Term Loan Lenders beneficially owned approximately         shares of common stock, representing               % of the outstanding shares of common stock of the Company. If Proposal 1 is approved, and the Term Loan Lenders were to convert all of their Warrants into common stock, it would result in an increase in the number of shares of common stock outstanding, and our stockholders would incur additional dilution of their percentage ownership. For example, if Proposal 1 is approved, based on the number of Warrants outstanding as of the Record Date, the Term Loan Lenders would be entitled to convert their Warrants into up to           shares of common stock, representing               % of the outstanding common stock of the Company, based on the shares outstanding as of the Record Date.

Below is a summary chart setting forth, for illustrative purposes with and without approval of Proposal 1, (i) the maximum number of shares of common stock issuable to the Term Loan Lenders upon exercise of the Warrants and the changes thereon, (ii) the approximate percentage of total voting power of the Term Loan Lenders, assuming 100% exercise of the Warrants and the change thereon, and (iii) the approximate percentage of total voting power represented by stockholders other than the Term Loan Lenders and the changes thereon:

As of March 18 , 2025
	Without Approval of Proposal 1 (1)	With Approval of Proposal 1 (1)	Change
Maximum Number of Shares of common stock Issuable
Percentage of outstanding common stock, assuming 100% exercise of Warrants (2)

(1)	Based on the number of shares of common stock issuable with and without the approval of Proposal 1 as of the Record Date, March 18, 2025.

(2)	Based on or shares of common stock on an as-converted basis, without and with approval of Proposal 2, respectively. These amounts are calculated as shares of common stock outstanding as of the Record Date, March 18, 2025, plus or shares of common stock upon exercise of the Warrants without and with approval of Proposal 2, respectively.

Vote Required

In accordance with the Nasdaq Listing Rules, the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Special Meeting is required to approve Proposal 1. Nasdaq Listing Rule 5635 prohibits the Term Loan Lenders from voting its shares of common stock issued upon conversion of the Warrants for purposes of Proposal 1. As a result, the Term Loan Lenders will not be entitled to vote their shares of common stock issued upon exercise of the Warrants on Proposal 1, if any. Abstentions are not considered votes cast and thus have no effect on the outcome of this proposal. If you fail to instruct your broker, bank or nominee to vote your shares on this proposal, you broker, bank or nominee will not be permitted to vote your shares on this proposal, and broker non-votes will have no effect on the outcome of this proposal. Pursuant to the First Support Agreement, Dr. Phares has agreed to vote in favor of Proposal 1. As of the Record Date,         shares of common stock, representing       % of our issued and outstanding common stock, were subject to the First Support Agreement.

Recommendation of the Board of Directors

The Board hereby recommends that the holders of common stock approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of common stock underling the Warrants to the Term Loan Lenders, in an amount in excess of 19.99% of the number of shares of the common stock outstanding immediately prior to the Fourth Amendment, thereby eliminating the Exchange Limit.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULES 5635(B) AND 5635(D), OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK UNDERLYING CERTAIN PENNY WARRANTS ISSUED OR TO BE ISSUED BY THE COMPANY

PROPOSAL 2

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK UNDERLYING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK ISSUED BY THE COMPANY PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, DATED FEBRUARY 26, 2025, BY AND BETWEEN THE COMPANY AND THE INVESTOR NAMED THEREIN

Background and Description of Proposal

On February 26, 2025, we entered into a securities purchase agreement (“Purchase Agreement”), with the investor named therein, pursuant to which we agreed to sell in a registered direct offering (the “Registered Direct Offering”) 180 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a price of $10,000 per share, initially convertible into shares of common stock, at a conversion price of $2.332 per share of common stock. The Series A Preferred Stock is also convertible by the investor at the Alternate Conversion Price (as defined below), subject to the applicable Floor Price (as defined below). The Floor Price for the Series A Preferred Stock sold in the Registered Direct Offering is $1.00.

Concurrently with the sale of the Series A Preferred Stock in the Registered Direct Offering, in a private placement offering pursuant to the Purchase Agreement (the “Private Placement” and, together with the Registered Direct Offering and the Second Closing (as defined below), the “Offerings”), we also agreed to sell to the investor, at the initial closing of the Private Placement, (i) an additional 170 shares of Series A Preferred Stock at the same offering price as the Series A Preferred Stock offered in the Registered Direct Offering, initially convertible into shares of common stock at a conversion price of $2.332 per share, and (ii) warrants (the “Private Placement Warrants”) to purchase up to an aggregate of 4,000 shares of Series A Preferred Stock (the “Private Placement Warrant Shares”), with an exercise price of $10,000 per share of Series A Preferred Stock, and a term as described below. The Floor Price for the Series A Preferred Stock sold in the Private Placement is $0.424.

The exercise price under each Private Placement Warrant will be $10,000 per share of Series A Preferred Stock. Each Private Placement Warrant will be exercisable for 200 shares of Series A Preferred Stock in minimum increments of $500,000. The Private Placement Warrants will have a term beginning on the issuance date and ending on or prior to the earlier of (i) the thirty-three (33) month anniversary of the date the shares of common stock issued or issuable upon the conversion of the Series A Preferred Stock issued in the concurrent Private Placement are registered for resale (“Registration Effectiveness”) pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) (such date, the “Registration Effectiveness Date”) and (ii) (A) the consummation of a Change of Control (as defined in the Certificate of Designation) and (B) the consummation of a redemption of the then outstanding Series A Preferred Stock in full (the “Termination Date”). The exercise price and number of shares of Series A Preferred Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of the common stock.

Pursuant to the Private Placement Warrants, we have a call right upon the occurrence of certain events. No earlier than two (2) months following the Registration Effectiveness Date and (2) the most recent conversion or exercise in full of a Private Placement Warrant (each, a “Funding Date”), (i) the VWAP for each of twenty (20) trading days (the “Measurement Period”) exceeds $3.00, (ii) the average daily volume for such Measurement Period exceeds $300,000 per trading day, (iii) the aggregate stated value of the then outstanding Series A Preferred Stock is less than or equal to $1,500,000, (iv) the Private Placement Warrant Shares are registered for resale pursuant to an effective registration statement and (v) there has not been an Equity Conditions Failure (as defined in the Certificate of Designation), then we may, within one (1) trading day of the end of such Measurement Period, call for cancellation of all or any portion of the Private Placement Warrant for which a notice to exercise has not yet been delivered and require the holder to exercise in part or in full the number of shares of Series A Preferred Stock set forth in an irrevocable written notice (a “Call Notice”) for consideration equal to the applicable number of Series A Preferred Stock issuable upon exercise or cancellation of the Private Placement Warrants.

In addition, upon receipt of Stockholder Approval (as defined below) and the Registration Effectiveness, the investor will be automatically required to purchase (the “Second Closing”) an additional 450 shares of Series A Preferred Stock (the “Second Closing Preferred Shares”). The Second Closing Preferred Shares will be identical to the Series A Preferred Stock offered in the Registered Direct Offering and sold in the initial closing of the Private Placement, other than the conversion price and the floor price which will be determined as described below.

The closing of the Registered Direct Offering and the initial closing of the Private Placement (the “Initial Offerings”) occurred on February 27, 2025 (the “Initial Closing Date”).

The Purchase Agreement and Certificate of Designation were filed with the SEC with our Current Report on Form 8-K filed on February 27, 2025.

Requirement to Seek Stockholder Approval

As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the Nasdaq Minimum Price if such issuance would result in the issuance of more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the agreements related to such issuance, as referred to herein as the “Exchange Limit”.

Pursuant to the Purchase Agreement, we agreed to hold a Special Meeting not later 60 days following the Initial Closing Date to seek such approval as may be required from the stockholders of the Company (the “Stockholder Approval”), in accordance with the applicable rules and regulations of the Nasdaq Stock Market with respect to the issuance of shares of common stock upon conversion or exercise of the Series A Preferred Stock sold in the Offerings, including the Series A Preferred Stock issuable under the Private Placement Warrants and the Second Closing Preferred Shares, in excess of the Exchange Limit, referred to herein as “Proposal 2”, and to increase the number of authorized shares of the Company’s common stock from 250,000,000 to 400,000,000.

The Board hereby recommends that the holders of common stock approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock issuable upon conversion of the shares of Series A Preferred Stock sold in the Offerings, including the Series A Preferred Stock issuable under the Private Placement Warrants and the Second Closing Preferred Shares, in an amount in excess of 19.99% of the number of shares of the common stock outstanding immediately prior to the issuance of such Series A Preferred Stock, thereby eliminating the Exchange Limit.

Reasons for Series A Financing Transaction

In February 2025, our Board determined to raise additional funds to support our working capital requirements and liquidity needs and for general corporate purposes. The transactions described above (collectively, the “Series A Financing Transaction”), which yielded net proceeds of $3.2 million (excluding the net proceeds, if any, from the exercise of the Private Placement Warrants) and could yield an additional $4.5 million in gross proceeds in connection with the Second Closing furthered these objectives. We believe that the terms of the Series A Preferred Stock issued and to be issued in the Offerings and issuable upon exercise of the Private Placement Warrants, including the rights granted to the holder of the Series A Preferred Stock, were reasonable in light of the timing, size and type of the Series A Financing Transaction. Our Board considered various alternatives to the Series A Financing Transaction, none of which proved to be feasible or would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Series A Financing Transaction.

Purchase Agreement

Pursuant to the Purchase Agreement, we have agreed, subject to limited exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement other than as contemplated pursuant to the Registration Rights Agreement (defined below) until the later of (i) the day we obtain approval of Proposal 2 and (ii) (A) the first date on which the resale registration statement to be filed pursuant to the Registration Rights Agreement is declared effective or (B) the first date on which all of the Registrable Securities (as defined in the Registration Rights Agreement) are eligible for resale pursuant to Rule 144 (the “Applicable Date”).

We have also agreed, subject to certain exceptions, so long as any shares of Series A Preferred Stock or Private Placement Warrants remain outstanding, not to (i) issue any shares of Series A Preferred Stock other than as contemplated by the Purchase Agreement and the Certificate of Designation, (ii) issue any other securities (other than certain securities) that would otherwise cause a breach or default under the Certificate of Designation, or (iii) issue any securities (other than certain securities) at an issuance price less than the lowest Floor Price (as defined below) then in effect. We have also agreed, subject to certain exceptions, from the period beginning on the date of the Purchase Agreement and ending on the 30th trading day after the Applicable Date, not to effect a Subsequent Placement (as defined in the Purchase Agreement).

In addition, we have agreed, subject to certain exceptions, so long as any shares of Series A Preferred Stock remain outstanding, not to (i) issue or sell any debt or equity securities (excluding certain securities as set forth in the Certificate of Designation) that are convertible into, exchangeable or exercisable for, or include the right to receive, additional common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchaser, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Series A Preferred Stock

The following description of the material terms of the Series A Preferred Stock is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and the Certificate of Designation, each of which has been publicly filed with the Securities and Exchange Commission, and is incorporated herein by reference.

General. Each share of Series A Preferred Stock has a stated value of $10,000 per share (the “Series A Stated Value”) and, when issued, the Series A Preferred Stock will be fully paid and non-assessable.

Ranking. The Series A Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all of our capital stock, unless the Required Holder (as defined in the Certificate of Designation) consents to our creation of other capital stock that is senior or equal in rank to the Series A Preferred Stock.

Dividends. The holder of Series A Preferred Stock will be entitled to receive dividends, commencing from the date of issuance of the Series A Preferred Stock, payable in cash and/or shares of Series A Preferred Stock at our election. Unless we notify the holder otherwise, such dividends will be paid in kind by increasing the amount of the Series A Stated Value for the applicable shares of Series A Preferred Stock on each dividend date by the applicable dividend amount. Such dividends are payable quarterly in arrears on the first trading day of each fiscal quarter commencing on the first trading day of the initial fiscal quarter after the date of issuance, at the dividend rate of 8% per year (the “Dividend Rate”). Upon the occurrence and continuation of a Triggering Event (as defined in the Certificate of Designation), the Dividend Rate will increase to the lesser of 18% per year or the maximum rate permitted under applicable law until such Triggering Event has been cured or has ceased.

Conversion at Option of Holder. At any time from and after the first date of issuance of any shares of Series A Preferred Stock, subject to the Beneficial Ownership Limitation (as defined below) and the Exchange Limit, each holder of Series A Preferred Stock may convert all, or any part, of the outstanding Series A Preferred Stock, at such holder’s option, into common stock at a conversion rate equal to the quotient of (i) the Conversion Amount (as defined below), divided by (ii) the Conversion Price (as defined below), subject to the Floor Price.

Voluntary Adjustment Right. Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the Required Holder, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Board.

Alternate Conversion at the Holder’s Election. At the holder’s option, at any time, the holder may convert (an “Alternate Conversion”) some or all of such holder’s Series A Preferred Stock, at a conversion price equal to the lower of (i) the applicable Conversion Price as in effect on the date of such Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP (as defined in the Certificate of Designation) of the common stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice as set forth in the Certificate of Designation (the “Alternate Conversion Price”).

With respect to each share of Series A Preferred Stock, as of the applicable date of determination, the “Conversion Amount” is equal to the sum of (1) 120% of (i) the Series A Stated Value plus (ii) all declared and unpaid dividends on such shares as of such date of determination plus (2) any other amounts thereon owed to such holder, pursuant to this Certificate of Designation or any other Transaction Document (as defined in the Certificate of Designation) that have not otherwise been paid or satisfied.

The “Conversion Price” is equal to: (i) with respect to the shares of Series A Preferred Stock issued in the Registered Direct Offering and at the initial closing of the Private Placement, $2.332 per share (the “Initial Conversion Price”); (ii) with respect to each share of Series A Preferred Stock funded on the Second Closing or issued upon exercise of a Private Placement Warrant, other than pursuant to the holder’s right to exercise when certain equity conditions have been waived which is set forth under clauses (iii) and (iv) below, as of any date of conversion (“Conversion Date”) or other date of determination, the lower of (x) the Initial Conversion Price and (y) 110% of the last closing trade price (the “Closing Sale Price”) on the trading day immediately preceding the Second Closing, any applicable Funding Date (as defined in each Private Placement Warrant) or any applicable Exercise Date (as defined in each Private Placement Warrant), as the case may be; (iii) with respect to each share of Series A Preferred Stock issued upon exercise of a Private Placement Warrant, the lower of (A) $3.50 and (B) 110% of the Closing Sale Price on the trading day immediately preceding the delivery or deemed delivery of the applicable Exercise Notice or Call Notice (each as defined below) (as the case may be); and (iv) with respect to each share of Series A Preferred Stock issued upon exercise of a Private Placement Warrant at any time following the Registration Effectiveness Date when the Closing Sale Price exceeds $10.00 for twenty (20) consecutive trading days, as of any date of conversion or other date of determination, 110% of the Closing Sale Price on the trading day immediately preceding the delivery or deemed delivery of the applicable Exercise Notice or Call Notice (as the case may be), in each case, subject to adjustment; provided, that subsections (iii) and (iv) shall only apply in the event that certain equity conditions specified in the Private Placement Warrant are not met on the applicable Funding Date (as defined below). The Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions and as set forth below under “Other Adjustments” below.

The “Floor Price” is equal to (i) for any Series A Preferred Stock offered by the Registered Direct Offering $1.00, (ii) for any Series A Preferred Stock sold in the initial closing of the Private Placement $0.424 (20% of the Nasdaq Minimum Price of the common stock (as defined by Nasdaq) as of the trading day prior to the execution of the Purchase Agreement), and (iii) for any Series A Preferred Stock issued after the initial closing of the Private Placement, including the Second Closing, 20% of the Nasdaq Minimum Price of the common stock as of the trading day ended immediately prior to the date the shares of Series A Preferred Stock are issued; provided, that if the Floor Price then in effect is higher than the Adjusted Floor Price (as defined in the Certificate of Designation) on any date following the six (6) month anniversary of the initial date of issuance of the Series A Preferred Stock, then the Required Holder may elect to reduce the Floor Price to the Adjusted Floor Price, subject to approval of Nasdaq. The Floor Price and the Adjusted Floor Price are each subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Other Adjustments. Until we have obtained the Stockholder Approval, the Company may not issue, upon conversion of the Series A Preferred Stock and certain related transactions, a number of shares of common stock which would exceed 1,450,489 shares of common stock in the aggregate, which amount is equal to 19.99% of the shares of common stock issued and outstanding on February 26, 2025, subject to adjustment for forward and reverse stock splits, recapitalizations and the like, referred to herein as the “Exchange Limit”. The Exchange Limit shall be applied collectively, when any conversions of Series A Preferred Stock are aggregated together with all shares of common stock issuable upon conversion or exchange of any securities issued in certain related transactions to the Offerings. If, at any time on or after the date of the Purchase Agreement, the Company issues any shares of common stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the New Issuance Price.

Purchase Rights. If at any time we grant, issue or sell any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock (the “Purchase Rights”), then the holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all the Series A Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price, subject to the Beneficial Ownership Limitation.

Liquidation Preference. Each share of Series A Preferred Stock carries a liquidation preference equal to the greater of (A) the conversion of such Series A Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Preferred Stock into common stock immediately prior to the date of such payment.

Mandatory Redemption Triggering Event. Upon any Mandatory Triggering Event (as defined in the Certificate of Designation), we shall immediately redeem in cash all amounts due under the Series A Preferred Stock at a redemption price equal to the Conversion Amount to be redeemed.

Voting Rights. The holder of the Series A Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holder for any purpose nor shall they be entitled to participate in any meeting of the holders of common stock, except as provided in the Certificate of Designation (or as otherwise required by applicable law). We may not take the following actions without the prior consent of the Required Holder: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Certificate of Designation) senior to, or otherwise pari passu with, the Series A Preferred Stock, or any junior stock that has a maturity date or other date requiring redemption or repayment of such shares of junior stock that is prior to the 91st calendar day after the date no shares of Series A Preferred Stock remain outstanding, (c) amend our Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holder of the Series A Preferred Stock, (d) increase or decrease the number of authorized shares of Series A Preferred Stock, (e) pay dividends or make any other distribution on any shares of common stock, (f) purchase or redeem any capital stock junior to the Series A Preferred Stock, (g) issue any shares of Series A Preferred Stock other than as contemplated by the Certificate of Designation, Purchase Agreement or Private Placement Warrants or (g) otherwise circumvent a right of the Series A Preferred Stock set forth under the Certificate of Designation.

Change of Control Exchange. Upon a change of control of the Company, each holder may require us to exchange such holder’s shares of Series A Preferred Stock for consideration equal to the Conversion Amount (or (1) the Series A Stated Value thereof plus (2) all declared and unpaid dividends on such shares as of such date of determination plus (3) any other amounts thereon owed to such holder, pursuant to the Certificate of Designation or any other Transaction Document that have not otherwise been paid or satisfied, in the case of any shares of Series A Preferred Stock funded following the Announcement Time (as defined in the Certificate of Designation) but prior to the date of the change of control.

Company Optional Redemption. Under the Certificate of Designation, we have the right, at any time, to redeem all or part of the then outstanding shares of Series A Preferred Stock (a “Company Optional Redemption”) by delivering a written notice to each holder of Series A Preferred Stock (such delivery date, the “Company Optional Redemption Notice Date”). The shares of Series A Preferred Stock subject to redemption will be redeemed by us in cash at a price equal to the Conversion Amount, subject in certain instances at a price equal to the Stated Value, being redeemed as of the Company Optional Redemption Notice Date. If a Triggering Event has occurred and is continuing on the date the Company Optional Redemption takes effect, such price will equal the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Notice Date and (ii) the product of (1) the Conversion Rate (as defined in the Certificate of Designation) with respect to the Conversion Amount being redeemed as of such date multiplied by (2) the average of the five (5) highest daily VWAPs of the common stock during the period beginning on the date preceding such Company Optional Redemption Notice Date and ending on the trading day immediately prior to the date the Company makes the entire payment required.

Fundamental Transactions. The Certificate of Designation prohibits us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) assumes in writing all of the Company’s obligations under the Certificate of Designation and the other Transaction Documents or otherwise redeem the then outstanding Series A Preferred Stock in full.

Covenants. The Certificate of Designation contains a variety of obligations on our part not to engage in specified activities. In particular, we will not, and will cause our subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Certificate of Designation) and will not incur any indebtedness (other than Permitted Indebtedness, as defined in the Purchase Agreement), enter into any transactions with affiliates, or incur any liens, in each case without the prior written consent of the Required Holder and subject to certain exceptions, as applicable. In addition, we will not issue any shares of Series A Preferred Stock or issue any other securities that would cause a breach or default under the Certificate of Designation or any securities at a price less than the Floor Price then in effect.

Reservation Requirements. So long as any Series A Preferred Stock remains outstanding, we have agreed to at all times reserve at least 100% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all Series A Preferred Stock then outstanding.

Beneficial Ownership Limitation. Each holder of Series A Preferred Stock is restricted from acquiring shares of common stock upon conversion thereof that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”).

Fractional Shares. No fractional shares of common stock will be issued upon conversion of the Series A Preferred Stock. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Registration Rights Agreement

In connection with the Offerings, we also entered into a registration rights agreement, dated as of February 26, 2025 (the “Registration Rights Agreement”), with the investor named therein, pursuant to which we will undertake to file, within 50 calendar days following the Initial Closing Date, a registration statement to register the shares of common stock issuable upon the conversion of the Series A Preferred Stock; and to cause such and to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 75 days following the Initial Closing Date (or 120 days if such registration statement is subject to SEC review). We shall use our best efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144, in each case subject to certain Allowable Grace Periods (as defined in the Registration Rights Agreement) and any restrictions pursuant to Rule 415. In addition, the holder of Series A Preferred Stock will be entitled to certain piggyback registration rights in the event there is not an effective registration statement on file covering the Registrable Securities as set forth in the Registration Rights Agreement and such Registrable Securities are not otherwise eligible for resale under Rule 144 without restriction.

Support Agreement

In connection with the Offerings, we entered into a support agreement on February 26, 2025 with Dr. Phares (the “Second Support Agreement”), pursuant to which he agreed to vote in favor of a proposal to obtain the Stockholder Approval and to vote against any proposal that would result in the breach of any representation or warranty under the Transaction Documents, or otherwise result in any of our obligations under the Transaction Documents from being fulfilled. As of the Record Date, shares of common stock, representing      % of our issued and outstanding common stock, were subject to the Second Support Agreement.

Effect of Removal of Exchange Limit

As of the Record Date, the holder of the Series A Preferred Stock beneficially owned approximately        shares of common stock (excluding any future conversion of Series A Preferred Stock), which cannot vote on Proposal 2. If Proposal 2 is approved, and the holder of the Series A Preferred Stock was to convert its shares of Series A Preferred Stock into common stock, it would result in an increase in the number of shares of common stock outstanding, and our stockholders would incur additional dilution of their percentage ownership and voting power. For example, if Proposal 2 is approved, based on conversion price equal to (i) a floor price of $1.00 with respect to the Series A Preferred Stock issued in the Registered Direct Offering, (ii) a floor price of $0.424 with respect to the Series A Preferred Stock issued at the initial closing of the Private Placement Offering and (iii) an assumed floor price of $      per share (the Nasdaq Minimum Price on the Record Date) with respect to the Second Closing Preferred Shares and the Private Placement Warrants and the number of shares of Series A Preferred Stock outstanding as of the Record Date, on the date of the Special Meeting, the holder of Series A Preferred Stock would be entitled to convert its Series A Preferred Stock into up to an aggregate of       shares of common stock (without giving effect to the Beneficial Ownership Limitation). The actual number of shares of common stock issuable under the Second Closing Preferred Shares and the shares of Series A Preferred Stock issuable under the Private Placement Warrants will vary depending on the actual price of our common stock on Nasdaq at time of issuance of the Series A Preferred Shares at the Second Closing and pursuant to the Private Placement Warrants, but will not be greater than, 1,450,489 shares of common stock, representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, unless we first obtain stockholder approval to issue shares in excess of such amount pursuant to this Proposal 2.

In addition, as further described in “Series A Preferred Stock-Dividends,” above, the holder of Series A Preferred Stock is entitled to dividends payable in cash and/or shares of Series A Preferred common stock at our election. Unless we notify the holder otherwise, such dividends will be paid in kind by increasing the amount of the Series A Stated Value for the applicable shares of Series A Preferred Stock on each dividend date by the applicable dividend amount. Accordingly, the number of shares of Series A Preferred Stock outstanding is expected to continue to increase, which, in turn, will result further dilution to holders of common stock.

We generally do not have control over whether the holder of shares of Series A Preferred Stock convert their shares, other than pursuant to our exercise of the Company Optional Redemption right, and have limited control over the extent to which we pay dividends in the form of PIK dividends or may require additional equity capital in the future. For these reasons, we are unable to accurately forecast or predict with any certainty the total number of shares of common stock that may be issued upon conversion of the Series A Preferred Stock, and thus the ultimate magnitude of the dilutive effect cannot be conclusively determined. Future issuances of shares of common stock upon conversion of the Series A Preferred Stock, if any, may cause a significant reduction in the percentage economic interests of our current stockholders, and could cause the market price of our common stock to decline. In addition, if Proposal 2 is approved, the voting power of the common stockholders will be reduced, and the voting power may become further centralized with the holder of the Series A Preferred Stock, which may also have an incidental anti-takeover effect and/or discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Vote Required

In accordance with the Nasdaq Listing Rules, the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Special Meeting is required to approve Proposal 2. Nasdaq Listing Rule 5635 prohibits the holder of Series A Preferred Stock from voting its shares of common stock issued upon conversion of the Series A Preferred Stock for purposes of Proposal 2. As a result, the holder of Series A Preferred Stock, who also holds common stock, will not be entitled to vote its shares of common stock issued upon conversion of the Series A Preferred Stock on Proposal 2, if any. Abstentions are not considered votes cast and thus have no effect on the outcome of this proposal. If you fail to instruct your broker, bank or nominee to vote your shares on this proposal, you broker, bank or nominee will not be permitted to vote your shares on this proposal, and broker non-votes will have no effect on the outcome of this proposal. Pursuant to the Second Support Agreement, Dr. Phares has agreed to vote in favor of Proposal 2. As of the Record Date,       shares of common stock, representing      % of our issued and outstanding common stock, were subject to the Second Support Agreement.

Recommendation of the Board of Directors

As contemplated by the Purchase Agreement, we agreed to hold the Special Meeting for the purpose of soliciting the holders of our common stock to vote to approve, and to seek approval for, Proposal 2, thereby removing the Exchange Limit.

In connection with the Series A Financing Transaction, we agreed to seek approval of our stockholders for the issuance of shares of common stock upon conversion of the Series A Preferred Stock (including in respect of PIK dividends). If our stockholders do not approve this proposal, we are obligated under the Purchase Agreement to continue using our best efforts to obtain stockholder approval under Nasdaq Rule 5635(d), including by calling additional meetings of stockholders, until we obtain the requisite approval. The requirement to call and hold additional stockholder meetings to obtain the stockholder approval would be costly for the Company and result in potential distractions for management and the Company. The failure of our stockholders to approve Proposal 2 would restrict our ability to consummate the Second Closing and raise additional capital and could also materially and adversely affect our ability to obtain additional capital under terms similar to the Series A Preferred Stock in the future to fund our business.

Based on the foregoing, the Board hereby recommends that the holders of common stock vote FOR the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock issuable upon conversion of the shares of Series A Preferred Stock, including the Series A Preferred Stock issuable under the Private Placement Warrants and the Second Closing Preferred Shares, in an amount in excess of 19.99% of the number of shares of the common stock outstanding immediately prior to the issuance of such Series A Preferred Stock. If stockholder approval of Proposal 2 is obtained, then the Exchange Limit will be removed and the full number of shares of common stock underlying the Series A Preferred Stock may be issued upon conversion of the Series A Preferred Stock.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK UNDERLYING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK ISSUED BY THE COMPANY PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, DATED FEBRUARY 26, 2025, BY AND BETWEEN THE COMPANY AND THE INVESTOR NAMED THEREIN

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER FROM 250,00,000 TO 400,000,000

Our Board believes that it is in the best interests of the Company and our stockholders to amend our Articles of Incorporation to increase the number of authorized shares of common stock. Upon consultation with our management, our Board unanimously approved, and unanimously recommends for stockholder approval, the proposal to adopt a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”), to increase the number of authorized shares of common stock from 250,000,000 shares to 400,000,000 shares, each share of common stock having a par value of $0.0001. The form of the text of the amendment (which would be filed with the Nevada Secretary of State on its then prescribed form of Certificate of Amendment) is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law). As of the Record Date, there were: (i) shares of common stock outstanding; (ii) shares of common stock issuable upon the exercise of stock options outstanding; (iii) shares of common stock issuable upon the exercise of the private placement warrants that were originally issued in a private placement at the time of the initial public offering by CNTQ, which closed on August 13, 2021 (the “CNTQ IPO”); (iv) shares of common stock issuable upon exercise of the public warrants sold as part of the units in the CNTQ IPO; (v) shares of common stock currently issuable upon the exercise of the Penny Warrants; (vi) shares of common stock issuable upon the exercise of the Investor Warrants; (vii) shares of common stock issuable upon the exercise of the Underwriters’ Warrants; (viii) shares of common stock reserved for future issuance as Earnout Shares; (ix) shares available for future issuance as awards under the 2022 Plan and the ESPP (and together with the 2022 Plan, the “Plans”); and (x) shares of common stock reserved for future issuance under the ChEF Equity Facility. The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the amendment would not affect the rights of the holders of currently outstanding common stock, except, to the extent the additional authorized shares are issued, for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of the Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada.

The description of the Certificate of Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Certificate of Amendment attached to this proxy statement as Appendix A.

Purpose of the Proposal

The approval of the Certificate of Amendment is important for our ongoing business. Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into or exercisable for shares of common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into or exercisable for shares of common stock for other outstanding securities; (v) providing equity incentives pursuant to the Plans, or another plan we may adopt in the future, to attract and retain employees, officers or directors; (vi) utilizing the ChEF Equity Facility; and (vii) other general corporate purposes. We intend to use the additional shares of common stock that will be available to undertake any such issuances described above. As is the case with the shares of common stock which are currently authorized but unissued, if the Certificate of Amendment is adopted by the stockholders, the Board will only have authority to issue the additional shares of common stock from time to time without further action on the part of stockholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which our securities may then be listed or authorized for quotation. Because it is anticipated that our directors and executive officers will be granted additional equity awards under the Plan, or another plan we adopt in the future, they may be deemed to have an indirect interest in the Certificate of Amendment, because absent the Certificate of Amendment, we may not have sufficient authorized shares to grant such awards.

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Stockholders may experience further dilution of their ownership.

●	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

●	The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Except as described herein with respect to our obligation under the Purchase Agreement to increase the number of authorized shares of Common Stock, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders. We are therefore requesting our stockholders approve this proposal to amend our Articles of Incorporation to increase our authorized shares of common stock from 250,000,000 shares to 400,000,000 shares.

Approval Required

The approval of this Proposal 3 will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of common stock. Accordingly, abstentions and, in the event that Proposal 3 is deemed “non-routine”, broker non-votes, if any, will have the effect of a vote “AGAINST” this Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE

APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER FROM 250,00,000 TO 400,000,000

PROPOSAL 4

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING IN THE EVENT THAT THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE SPECIAL MEETING AND VOTING “FOR” THE APPROVAL OF PROPOSALS 1, 2 AND 3 ARE INSUFFICIENT TO APPROVE SUCH PROPOSALS.

Adjournment of the Special Meeting

In the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposals 1, 2 and 3 are insufficient to approve such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the approval of Proposals 1, 2 and 3. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the approval of any such proposal and to the extent permissible under the Nevada Revised Statutes.

Approval Required

The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the votes cast, represented in person or by proxy, at the Special Meeting. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURMENT OF THE SPECIAL MEETING IN THE EVENT THAT THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE SPECIAL MEETING AND VOTING “FOR” THE APPROVAL OF PROPOSALS 1, 2 AND 3 ARE INSUFFICIENT TO APPROVE SUCH PROPOSALS.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Dragonfly Energy Holdings Corp., 12915 Old Virginia Road, Reno, Nevada 89521 Attn.: Secretary, or at (775) 622 - 3448. Any stockholder who wants to receive a separate copy of this proxy statement or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Submitting Proxy Proposals and Director Nominations for the 2025 Annual Meeting

Proposals to be Considered for Inclusion in our 2025 Proxy Materials

In order for a stockholder proposal to be eligible to be included in our proxy statement and proxy card for the 2025 Annual Meeting of Stockholders, the proposal must (1) be received by us at our principal executive offices, 12915 Old Virginia Road, Reno, Nevada 89521, Attn.: Secretary, no later than     , 2025, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2025 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that stockholders intend to present at the 2025 Annual Meeting of Stockholders, but do not intend to have included in our proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders, must be received by us at our principal executive offices, 12915 Old Virginia Road, Reno, Nevada 89521 Attn.: Secretary, not earlier than the close of business on September 3, 2025 and not later than the close of business on October 13, 2025. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2024 Annual Meeting of Stockholders, the notice must be delivered to us not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the later than the close of business of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us. In addition, a stockholder’s notice must include the information required by our Bylaws with respect to each director nomination or proposal of other business that such stockholder intends to present at the 2025 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by September 13, 2025.

By Order of the Board of Directors,

/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Reno, Nevada

March       , 2025

To assure that your shares are represented at the Special Meeting, please either (a) vote over the Internet following the instructions provided in this proxy statement, (b) vote by telephone by calling Alliance Advisors at (866) 612-8937 or (c) complete, sign, date and promptly return the proxy card to Dragonfly Energy Holdings Corp.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
866-612-8937

APPENDIX A

Certificate of Amendment

The first sentence of Article FOURTH, Section A of the Articles of Incorporation of Dragonfly Energy Holdings Corp. is amended in its entirety to read as follows:

NUMBER OF SHARES WITH PAR VALUE:

400,000,000 COMMON - $0.0001 PAR VALUE

5,000,000 PREFERRED - $0.0001 PAR VALUE

PROXY

DRAGONFLY ENERGY HOLDINGS CORP.

VIRTUAL SPECIAL MEETING OF STOCKHOLDERS, APRIL 25, 2025 AT 12:00 P.M. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DRAGONFLY ENERGY HOLDINGS CORP.

The undersigned hereby appoints Denis Phares as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and hereby authorize him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Dragonfly Energy Holdings Corp. that the undersigned is entitled to vote at the Dragonfly Energy Holdings Corp. Special Meeting of Stockholders (the “Special Meeting”) to be held at 12:00 P.M. Eastern Time on April 25, 2025 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

The Special Meeting of Stockholders will be held virtually. In order to attend the Special Meeting, you must register at web.viewproxy.com/DFLISM/2025 by 11:59 p.m. Eastern Time on April 24, 2025. On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, and 4 AND OTHERWISE AT THE DISCRETION OF THE PROXY. THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed on other side)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

web.viewproxy.com/DFLISM/2025

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the listed nominees and FOR Proposals 1, 2, 3 and 4.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

Date ______________________________

Signature ______________________________

Signature ______________________________
(if held jointly)

VIRTUAL CONTROL NUMBER

→ [ ]

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

As a stockholder of Dragonfly Energy Holdings Corp., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. As a Registered Holder, you may vote your shares at the Special Meeting by first registering at web.viewproxy.com/DFLISM/2025 using your Virtual Control Number below. Your registration must be received by 11:59 p.m. Eastern Time on April 24, 2025. On the day of the Special Meeting, if you have properly registered, you may log in to the Special Meeting by clicking on the link provided and the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the Special Meeting in order to vote. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement.

VIRTUAL CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:

Go to www.fcrvote.com/DFLI

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.